Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 2006, except as to the stock split and the common stock recapitalization described in Note 20 which is as of June 9, 2006, relating to the financial statements of Home Diagnostics, Inc., which appears in Home Diagnostics Inc.’s amendment No. 4 to the Registration Statement on Form S-1 (No 333-133713).
/s/ PricewaterhouseCoopers LLP
Miami, Florida
October 20, 2006